Exhibit 10.1

SECOND AMENDMENT
TO
INDEMNIFICATION AND REIMBURSEMENT AGREEMENT

This Second Amendment to INDEMNIFICATION AND REIMBURSEMENT AGREEMENT (this “Amendment”), dated as of July 28, 2020, by and between (i) Honeywell International Inc., a corporation organized under the Laws of the State of Delaware (“Indemnitee” or “Honeywell”), and (ii) Resideo Intermediate Holding Inc., a corporation organized under the Laws of the State of Delaware (“Indemnitor”), amends that certain Indemnification and Reimbursement Agreement, dated October 14, 2018, by and between (A) Honeywell and (B) New HAPI Inc., a corporation organized under the Laws of the State of Delaware (subsequently assigned to Indemnitor), as amended by the First Amendment thereto, dated as of April 21, 2020 (the “First Amendment”) (as so amended, the “Indemnification and Reimbursement Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Indemnification and Reimbursement Agreement.

WITNESSETH:

WHEREAS, pursuant to Section 4.13 of the Indemnification and Reimbursement Agreement, the Indemnification and Reimbursement Agreement may be amended, supplemented or modified only by an instrument in writing specifically designated as an amendment signed on behalf of each Party; provided that such amendment does not result in the increase of the late payment fee set forth in Section 2.5(b) of the Indemnification and Reimbursement Agreement;

WHEREAS, the amendments to the Indemnification and Reimbursement Agreement contemplated herein do not include any such amendment of the late payment fee set forth in Section 2.5(b) of the Indemnification and Reimbursement Agreement; and

WHEREAS, the Parties desire to amend the Indemnification and Reimbursement Agreement in the manner set forth herein.

NOW, THEREFORE, in accordance with Section 4.13 of the Indemnification and Reimbursement Agreement, the Parties agree as follows:

ARTICLE I

AMENDMENTS

1.1 Notwithstanding anything contained in the Indemnification and Reimbursement Agreement to the contrary, (a) the Quarterly Payment that was originally due thirty (30) days following the start of the second Fiscal Quarter of 2020, which was previously deferred pursuant to the First Amendment until no later than July 30, 2020, shall not be paid by Indemnitor on July 30, 2020 pursuant to the Indemnification and Reimbursement Agreement (such Quarterly Payment, the “Deferred Payment”), and (b) subject to the terms and conditions set forth in the Indemnification and Reimbursement Agreement, the Deferred Payment shall be paid by Indemnitor to Indemnitee no later than October 30, 2020. For the avoidance of doubt, (i) no interest or late fees shall accrue or be payable in respect of the Deferred Payment as a result of Indemnitor’s failure to make the Deferred Payment on July 30, 2020, (ii) the Deferred Payment shall be (A) deemed a Quarterly Payment for all purposes of the Indemnification and Reimbursement Agreement and otherwise, with a Quarterly Payment Date of the earlier of (x) the date on which Indemnitor elects to make such Deferred Payment and (y) October 30, 2020, and (B) in addition to any other Quarterly Payment payable on such Quarterly Payment Date pursuant to the Indemnification and Reimbursement Agreement, and (iii) no breach of or Default under the Indemnification and Reimbursement Agreement shall arise or result from the failure to make the Deferred Payment on July 30, 2020. For the avoidance of doubt, Indemnitor shall pay to Indemnitee the Quarterly Payment that is due thirty (30) days following the start of the third Fiscal Quarter of 2020 no later than July 30, 2020.

1.2 Notwithstanding anything contained in this Amendment to the contrary, neither the execution of this Amendment nor anything herein contained (including in any exhibit, annex or schedule hereto) is intended to be, nor shall it be deemed to be, nor shall any Party assert it to be (or allow any Affiliate or Representative thereof to assert it to be) or use it for the purpose of (including in any litigation, arbitration, proceeding or other dispute related to the Indemnification and Reimbursement Agreement, any other contract or agreement between any of the Parties or any Affiliates thereof (collectively, the “Other Agreements”) or otherwise): (A) an admission or concession of any Default, breach or non-compliance under the Indemnification and Reimbursement Agreement or any Other Agreement, (B) an admission or concession as to any matters relating to the Indemnification and Reimbursement Agreement, any Other Agreement or any terms or provisions thereof, or (C) a waiver of any claims, rights, remedies, defenses, arguments, interpretations or obligations of the Parties or any of their Affiliates under or related to the Indemnification and Reimbursement Agreement or any Other Agreement; provided, that, any Party may use this Amendment to seek to enforce the terms of the Indemnification and Reimbursement Agreement (as amended herein).

ARTICLE II

MISCELLANEOUS

2.1 References. Each reference in the Indemnification and Reimbursement Agreement shall, unless the context otherwise requires, mean the Indemnification and Reimbursement Agreement as amended by this Amendment and the First Amendment.

2.2 No Other Amendments; Continuing Effect. The amendments set forth herein are limited precisely as written and will not be deemed to be an amendment to any other term or condition of the Indemnification and Reimbursement Agreement or any of the documents referred to therein. Except as expressly amended hereby and subject to the terms set forth in Section 1.2 hereof, the terms and conditions of the Indemnification and Reimbursement Agreement shall continue in full force and effect.

2.3 Representations and Warranties; No Defaults; No Waivers. The representations and warranties contained in Sections 4.2 (a), (b) and (c) of the Indemnification and Reimbursement Agreement are hereby restated by each Party and incorporated herein by reference. Indemnitor represents and warrants that as of the date hereof, after giving effect to this Amendment, no default or event of default has occurred and is continuing under any of the Indemnification and Reimbursement Agreement, the Current Credit Agreement (as amended by the First Amendment to the Credit Agreement) or any other Loan Document (as defined in the Current Credit Agreement), or any other Indebtedness (as defined in the Current Credit Agreement) of the Indemnitor or any of its subsidiaries. This Amendment is not a waiver of, or consent to, any default or event of default now existing or hereafter arising under the Indemnification and Reimbursement Agreement (as amended by this Amendment), the Current Credit Agreement (as amended by the First Amendment to the Credit Agreement), any other Loan Document (as defined in the Current Credit Agreement) or any other Indebtedness (as defined in the Current Credit Agreement) of the Indemnitor or any of its subsidiaries.

2.4 Dispute Resolution; Governing Law; Jurisdiction; WAIVER OF JURY TRIAL; Interpretation, Etc. The provisions of Section 4.3 (“Dispute Resolution”), Section 4.4 (“Governing Law; Jurisdiction”), Section 4.5 (“Waiver of Jury Trial”), Section 4.6 (“Court-Ordered Interim Relief”) and Section 4.14 (“Interpretation”) of the Indemnification and Reimbursement Agreement are hereby incorporated herein by reference and shall apply mutatis mutandis.

2.5 Successors. This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

2.6 Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

HONEYWELL INTERNATIONAL INC.

By: /s/ Anne T. Madden
Name: Anne T. Madden
Title: Senior Vice President and General Counsel

RESIDEO INTERMEDIATE HOLDING INC.

By: /s/ Jeannine Lane
Name: Jeannine Lane
Title: EVP and General Counsel

[Signature Page Second Amendment to Indemnification and Reimbursement Agreement]